Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-221894 on Form S-3 of our report dated March 29, 2019, relating to the consolidated financial statements and financial statement schedules of Hines Global Income Trust, Inc. (formerly known as Hines Global REIT II, Inc.) and subsidiaries, appearing in this Annual Report on Form 10-K of Hines Global Income Trust, Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Houston, Texas
March 29, 2019